Exhibit 21

MasTec, Inc.

AFFILIATED ENTITIES

January 2010

NORTH AMERICA

Church & Tower, Inc. (FL)	(100% owned by MasTec, Inc.)
MasTec Contracting Company, Inc. (NV)	(100% owned by MasTec, Inc)

Integral Power & Telecommunications Incorporated (Canadian)	(100% owned by Phasecom Systems, Inc.)

MasTec North America, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec North America AC, LLC (FL)	(Sole member – MasTec North America, Inc.)
MasTec Services Company, Inc. (FL) f/k/a Central America Construction, Inc.	(100% owned by MasTec, Inc.)

Phasecom Systems Inc. (Canadian)	(100% owned by MasTec, Inc.)

Globetec Construction, LLC (Florida)	(100% owned by MasTec North America, Inc.)

Direct Star TV LLC (NC)	(100% owned by MasTec North America, Inc.)
DS D4U, LLC (NC)	(100% owned by DirectStar TV LLC)
Funraisers PR, LLC (NC)	(100% owned by DirectStar TV LLC)

Three Phase Line Construction, Inc. (NH)	(100% owned by Three Phase Acquisition Corp.)
Three Phase Acquisition Corp. (NH)	(100% owned by MasTec, Inc.)

Power Partners MasTec LLC (NC)	(Sole member – MasTec North America, Inc.)

Pumpco, Inc. (TX)	(100% owned by MasTec North America, Inc.)
Nsoro MasTec, LLC (FL)
f/k/a Nsoro Acquisition, LLC	(Sole member – MasTec North America, Inc.)

Wanzek Construction, Inc. (ND)	(100% owned by MasTec North America, Inc.)

MasTec Property Holdings, LLC (NV)	(Sole member – MasTec North America, Inc.)

Nsoro MasTec International, Inc. (NV)	(100% owned by Nsoro MasTec, LLC)

MasTec Residential Services, LLC (FL)	(Sole member – MasTec North America, Inc.)

MasTec Foreign Holdings, LLC (FL)	(Sole member – MasTec North America, Inc.)

MasTec Renewables Construction, Ltd. (Canadian)	(100% owned by MasTec North America, Inc.)

Precision Pipeline LLC (WI)	(100% owned by Precision Acquisition, LLC)
Precision Acquisition, LLC (WI)	(Sole member – MasTec, Inc.)

Precision Transport Company, LLC (WI)	(100% owned by Precision Acquisition, LLC)
Precision Acquisition, LLC (WI)	(Sole Member – MasTec, Inc.)

MasTec VB, LLC (FL)	(Sole member – MasTec North America, Inc.)

PPMASI, LLC (DE)	(51% owned by Power Partners MasTec, LLC)
(49% owned by ASI, LLC)

INTERNATIONAL

Latin America

Aidco de Mexico, S.A. de C.V. (Mex.)	(98% owned by MasTec, Inc.)

(2% owned by MasTec International Holdings, Inc.)	(2% owned by MasTec International Holdings, Inc.)

MasTec Latin America, Inc. (DE)	(100% owned by MasTec, Inc.)
Acietel Mexicana, S.A. (Mex.)	(99% owned by Dresser Acquisition Company)

(1% owned by MasTec International Holdings, Inc.)
MasTec Brasil S/A (Brazil)	(88% owned by MasTec Latin America, Inc.)
CIDE Engenharia, Ltda. (Brazil)	(100% owned by MasTec Brasil S/A)
Mastec Participações Do Brasil LTDA	(100% owned by MasTec, Inc.)

MasTelecom Europe I APS (Denmark)	(100% owned by MasTec, Inc.)
MasTelecom Europe II BV (Netherlands)	(100% owned by MasTelecom Europe I APS)
MasTelecom S. DE R.L. DE C.V	(100% owned by MasTelecom Europe II BV)
(Mexico)
Pantel Inversiones de Venezuela, CA	(100% owned by MasTec Venezuela, Inc.)

(Venezuela)
Burntel Telecommunications, C.A.	(50% owned by Pantel Inversiones)

Holding Companies

MasTec Brazil I, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Brazil II, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Venezuela, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Spain, Inc. (FL)	(100% owned by MasTec, Inc.)